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                                                                EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2002, except for the segment information for 2001 and 2000 as included in Note 25, which is as of August 23, 2002, and Note 19, which is as of May 30, 2003, relating to the consolidated financial statements and financial statement schedule, which appear in Applied Digital Solutions, Inc.'s Registration Statement on Form S-1 (No. 333-106300).



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
July 1, 2003